Exhibit 99.1

Finjan Prevails Blue Coat Systems’ Challenges Before the USPTO

EAST PALO ALTO, CA -- 06/27/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan") announced that the Patent Trial and Appeal Board ("PTAB") for the United States Patent and Trademark Office ("USPTO") has ruled in Finjan’s favor on four Petitions for Inter Partes Review ("IPR") and related Motions for Joinder (“Motions”) filed by Blue Coat Systems, Inc. (“Blue Coat”).

This month, the PTAB denied institution of three Blue Coat IPRs and accepted a Motion for Dismissal of a fourth. Specifically, the PTAB denied Blue Coat’s Petitions for IPR challenging Finjan’s U.S. Patent Nos. 6,804,780 (IPR2016-00492), 6,965,968 (IPR2016-00479), and 7,418,731 (IPR2016-00493) and determined Blue Coat’s Petitions were time-barred, given they were filed more than one year from the date Finjan served its complaint alleging infringement. The PTAB also denied Blue Coat’s three related Motions as moot, since it had earlier determined that Palo Alto Networks’ underlying petitions each failed to demonstrate a reasonable likelihood that it would prevail with respect to at least one challenged claim of the patent at issue under 35 U.S. C. §314(a).

Blue Coat’s IPR challenge to Finjan’s U.S. Patent No. 6,154,844 (IPR2016-00498) was dismissed on Blue Coat’s motion, although the PTAB noted that this Petition would have also been time-barred and the Motion for Joinder would have been denied as moot, since it also earlier denied Symantec’s underlying petition.

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., and Palo Alto Networks., relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter |Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245
investors@finjan.com